EXHIBIT 11

                               CONSENT OF AUDITORS










INDEPENDENT AUDITORS' CONSENT


To the Board of Trustees of the NEW PROVIDENCE INVESTMENT TRUST And the Shareholders of NEW PROVIDENCE CAPITAL GROWTH FUND:

We consent to the use in Pre-Effective Amendment No. 1 to Registration Statement (No. 333-31359) of New Providence Capital Growth Fund of our report dated July 25, 1997, appearing in the Statement of Additional Information, which is a part of such Registration Statement.


/s/ Deloitte & Touche LLP
Deloitte & Touche LLP

Pittsburgh, Pennsylvania
September 25, 1997